Exhibit 5.1

April 29, 2026

Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

Re:	Welltower Inc.

Registration Statement on Form S-3 (File No. 333-286204)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (File No. 333-286204) (the “Registration Statement”), of Welltower Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement dated April 29, 2026 (the “Prospectus Supplement”) to the prospectus dated March 28, 2025, relating to the registration and resale by the selling stockholder identified in the Prospectus Supplement (the “Selling Stockholder”) of up to 138,740 of shares of common stock, $1.00 par value per share, of the Company (the “Shares”) that will be issued upon the exchange of certain exchangeable securities (the “Exchangeable Securities”) issued to the Selling Stockholder as consideration for the acquisition of certain properties by the Company.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, specimen common stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that (i) all corporate or other action required to be taken by the Company to duly authorize the issuance of Shares and any related documentation shall have been duly completed and shall remain in full force and effect and (ii) upon issuance of the Shares, the total number of shares of the Company’s common stock or preferred stock issued and outstanding will not exceed the total number of shares of common stock or preferred stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents.

Gibson, Dunn & Crutcher LLP

200 Park Avenue | New York, NY 10166-0193 | T: 212.351.4000 | F: 212.351.4035 | gibsondunn.com

Welltower Inc.	April 29, 2026 Page 2

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued in exchange for the Exchangeable Securities, will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. The effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded.

B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (“DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions herein. This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP